SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Myovant Sciences Ltd.

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Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On February 9, 2018

Dear Shareholder:

You are cordially invited to attend a Myovant Sciences Ltd., or Myovant, Special General Meeting of Shareholders, or the Special Meeting, which will be held at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom on Friday, February 9, 2018 at 10:00 a.m. local time. Myovant has called the Special Meeting to allow its shareholders to vote on proposals to amend its Second Amended and Restated Bye-laws, or the Existing Bye-laws, to:

1.	Declassify the Board of Directors, or the Board, so that directors are elected annually rather than for staggered three-year terms;

2.	Modify shareholder proposal and nomination procedures;

3.	Eliminate all supermajority voting requirements;

4.	Modify certain director removal and vacancy requirements to allow eligible shareholders to replace directors without cause at a special general meeting; and

5.	Revise certain other provisions in the Existing Bye-laws.

The Board also proposes to conduct such other business as may properly be brought before the Special Meeting. The Board is submitting these proposals after engagement by the Board with investors. The Board believes these proposals demonstrate Myovant’s commitment to good corporate governance and are in the best interests of Myovant’s shareholders. We describe each of the proposals and the Board’s reasons for supporting them in more detail in the Proxy Statement accompanying this Notice.

The Board unanimously recommends that shareholders vote “For” each proposal on the enclosed proxy card.

The record date for the Special Meeting is Monday, January 22, 2018. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Special Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on

Friday, February 9, 2018 at 10:00 a.m. Local Time

at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom.

The Proxy Statement

is available at http://investors.myovant.com/proxy-materials

By Order of the Board of Directors Lynn Seely, M.D. Principal Executive Officer

London, United Kingdom

January 22, 2018

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please ensure your representation at the Special Meeting by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Suite 1, 3rd Floor

11-12 St. James’s Square

London

SW1Y 4LB

United Kingdom

PROXY STATEMENT

FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On February 9, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors, or the Board, of Myovant Sciences Ltd., or Myovant, is soliciting your proxy to vote at a Special General Meeting of Shareholders, or the Special Meeting, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about January 22, 2018 to all shareholders of record entitled to vote at the Special Meeting.

Where and when will the Special Meeting be held?

The Special Meeting will be held on Friday, February 9, 2018 at 10:00 a.m. local time at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom. Directions to the Special Meeting may be found by visiting https://www.cooley.com/about/offices/london. Information on how to vote in person at the Special Meeting is discussed below.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on Monday, January 22, 2018 will be entitled to vote at the Special Meeting. On this record date, there were 60,989,395 common shares outstanding and entitled to vote.

Shareholder of Record: Common Shares Registered in Your Name

If, on Monday, January 22, 2018, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker or Bank

If, on Monday, January 22, 2018, your common shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

1.	To approve a proposal to amend Myovant’s Second Amended and Restated Bye-laws, or the Existing Bye-laws, to declassify the Board of Directors, or the Board, so that directors are elected annually rather than for staggered three-year terms;

2.	To approve a proposal to amend the Existing Bye-laws to modify shareholder proposal and nomination procedures;

3.	To approve a proposal to amend the Existing Bye-laws to eliminate all supermajority voting requirements;

4.	To approve a proposal to amend the Existing Bye-laws to modify certain director removal and vacancy requirements to allow eligible shareholders to replace directors without cause at a special general meeting; and

5.	To approve a proposal to amend the Existing Bye-laws to revise certain other provisions in the Existing Bye-laws.

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of the five matters listed above, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are described below.

Shareholder of Record: Common Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Common Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Myovant. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Will I be entitled to vote all of my shares at the Special Meeting?

If your shares are treated as “Controlled Shares” (as described below) of any “United States Person” (as defined under section 957(c) of the Internal Revenue Code of 1986, as amended, or the Code) and such United States Person is treated as owning 9.5% or more of the voting power of all issued shares of Myovant (in the absence of the adjustments to voting rights provided in the Existing Bye-laws and as described below) or otherwise treated as a “United States Shareholder” (as defined under section 951 of the Code) (such United States Person, other than a “9.5% Excluded U.S. Member” as defined in the Existing Bye-laws, is referred to as a 9.5% U.S. Member), then the voting rights of your shares that are treated as Controlled Shares of such 9.5% U.S. Member will be reduced, in the aggregate with other Controlled Shares of such 9.5% U.S. Member, to the extent necessary for Controlled Shares of such 9.5% U.S. Member to constitute less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in the Existing Bye-laws. The formula is applied repeatedly until there is no 9.5% U.S. Member.

In addition, the Board may limit a shareholder’s voting rights when it deems it appropriate to do so to (1) avoid the existence of any 9.5% U.S. Member; or (2) avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. As provided in the Existing Bye-laws, “Controlled Shares” of a United States Person refer to all shares that such United States Person is treated as owning directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares are not Controlled Shares of a 9.5% U.S. Member so long as such reallocation does not cause any person to become a 9.5% U.S. Member. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that it may be a 9.5% U.S. Member in the absence of the adjustments to voting rights provided in the Existing Bye-laws, contact us promptly so that we may determine whether the voting power of such holder’s shares have been or should be reduced.

By submitting a proxy, a holder of shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Member. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board may consider relevant to the determination of the number of shares attributable to any person. The Board may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. The Board retains certain discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person will be a 9.5% U.S. Member at any time.

How many votes do I have?

Except as just described, on each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Monday, January 22, 2018.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote in person at the Special Meeting or do not complete and deliver your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals (even if management-supported). We anticipate that the NYSE will deem each of the five proposals scheduled for a vote at the Special Meeting to be “non-routine.” However, neither we nor you has the ability to influence this determination by the NYSE. Therefore, if you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted in favor of or against any or all of these proposals, you must give your broker or nominee specific instructions to do so.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each of the following proposals:

1.	To amend the Existing Bye-laws to declassify the Board so that directors are elected annually rather than for staggered three-year terms;

2.	To amend the Existing Bye-laws to modify shareholder proposal and nomination procedures;

3.	To amend the Existing Bye-laws to eliminate all supermajority voting requirements;

4.	To amend the Existing Bye-laws to modify certain director removal and vacancy requirements to allow eligible shareholders to replace directors without cause at a special general meeting; and

5.	To amend the Existing Bye-laws to revise certain other provisions in the Existing Bye-laws.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Myovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Friday, March 23, 2018 to Myovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you wish to nominate an individual for election to the Board at, or to bring business other than through a shareholder proposal before, the 2018 Annual General Meeting of Shareholders, you must deliver your notice to Myovant’s Corporate Secretary no earlier than April 20, 2018 and no later than May 20, 2018. Your notice to the Corporate Secretary must set forth the information specified in the Existing Bye-laws. For more information, and for the detailed requirements, please refer to the Bye-laws filed as Exhibit 3.4 to our Registration Statement on Form S-1/A (File No. 333-213891), filed with the U.S. Securities and Exchange Commission, or the SEC, on October 17, 2016.

How are votes counted?

Votes will be counted in the first instance on a show of hands. If a poll is demanded, however, in accordance with the Existing Bye-laws, every person present at the Special Meeting will have one vote for each common share of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by ballot if so demanded in accordance with the Existing Bye-laws. With respect to each of the proposals expected to be voted upon at the Special Meeting, votes “For” and “Against” and abstentions and broker non-votes will be separately counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” We anticipate that the NYSE will deem the five proposals set forth herein to be “non-routine.” However, neither we nor you has the ability to influence this determination by the NYSE. Therefore, if you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted in favor of or against any or all of these proposals, you must give your broker or nominee specific instructions to do so.

How many votes are needed to approve each proposal?

Proposals 1 and 4 will require the approval of 66 2⁄3% of the votes attaching to all shares in issue. Abstentions and broker non-votes will have the same effect as a vote “Against” such proposal.

Proposals 2 and 5 will be decided by the affirmative votes of a majority of the votes cast in accordance with the Existing Bye-laws. For purposes of such proposals, only votes “For” or “Against” will affect the outcome. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.

Proposal 3 will require (i) the approval of 66 2⁄3% of the votes attaching to all shares in issue for purposes of amending Section 83 of the Existing Bye-laws and (ii) the affirmative votes of a majority of the votes cast in accordance with the Existing Bye-laws for purposes of amending Section 84 of the Existing Bye-laws. For purposes of (i), abstentions and broker non-votes will have the same effect as a vote “Against” such proposal, and (ii) only votes “For” or “Against” will affect the outcome, since abstentions and broker non-votes are not considered to be votes cast.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present at the start of the Special Meeting and represent in person or by proxy in excess of 50% of our total issued voting shares. On the record date, there were 60,989,395 common shares outstanding and entitled to vote. Therefore, the holders of more than 30,494,698 common shares must be present in person or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Special Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine.

Unless the meeting is adjourned to a specific date, place and time announced at the Special Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with the Existing Bye-laws.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement is available at http://investors.myovant.com/proxy-materials.

OVERVIEW OF THE PROPOSALS

A priority for our Board is listening and responding to the views of our shareholders on a variety of topics, including our business strategy and corporate governance practices. The Existing Bye-Laws have been in place since we became a public company in 2016, and we recognize the need to evolve our corporate governance practices in response to shareholder feedback. As part of its ongoing review of corporate governance matters, our Board recently determined to proactively propose the five Bye-law amendments scheduled for a vote at the Special Meeting. Our Board is committed to strong corporate governance practices and believes these Bye-law amendments will foster shareholder participation in our corporate governance. Our Board will continue to seek investor perspectives on corporate governance and consider emerging governance best practices.

For the reasons set forth below and in the rest of this Proxy Statement, our Board recommends that you vote your shares “FOR” each of the following proposals.

Proposal 1	To amend the Existing Bye-laws to declassify the Board so that directors are elected annually rather than for staggered three-year terms	We believe declassifying the Board will promote accountability of directors to shareholders.

Proposal 2	To amend the Existing Bye-laws to modify shareholder proposal and nomination procedures	We believe that limiting the right to nominate candidates for election to our Board to shareholders (or groups of up to 20 shareholders) who have maintained ownership of 3% or more of our shares for at least three years will provide meaningful rights to our shareholders, while ensuring the rights are used in a responsible manner.

Proposal 3	To amend the Existing Bye-laws to eliminate all supermajority voting requirements	We believe reducing all of the current supermajority voting thresholds to a simple majority voting threshold will give shareholders greater influence over our corporate governance.

Proposal 4	To amend the Existing Bye-laws to modify certain director removal and vacancy requirements to allow eligible shareholders to replace directors without cause at a special general meeting	We believe these modifications are important to, among other things, ensure that directors do not remain in office and potentially disrupt our Board’s process in the event of removal or failure to be re-elected.

Proposal 5	To amend the Existing Bye-laws by making immaterial revisions to certain provisions	These administrative changes require shareholder approval under the terms of our Bye-laws, but will not materially change the rights of our shareholders.

PROPOSAL 1

AMENDMENTS TO THE EXISTING BYE-LAWS TO DECLASSIFY THE BOARD

Summary of the Declassification Amendment Proposal

We are asking our shareholders to approve amendments to the Existing Bye-laws to reorganize the Board into a single class with each director subject to election at each annual general meeting of shareholders.

Background

Our current classified Board structure has been in place since we became a public company in 2016. Sections 44 and 45 of the Existing Bye-laws require that the Board be divided into three classes, with the directors in each class serving three-year terms and only one class facing election each year. Thus, each year, our shareholders elect only one class of directors, constituting approximately one-third of the Board.

Our Board is committed to adopting governance practices that the Board believes are the most beneficial to our company and shareholders. At the time of our initial public offering in 2016, the Board believed that a classified board structure was an important element of our governance structure, serving to promote continuity and stability, and was in the best interests of our company and shareholders.

At the same time, the Board recognizes that many institutional investors view the ability to elect directors as the single most important use of the shareholder franchise and that classified boards have the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. Moreover, annual director elections promote accountability by enabling shareholders to send a timely, targeted message to the board in cases where they have concerns about the actions or inactions of an individual director or a particular board committee.

After further review and consideration, the Board determined that, upon approval by our shareholders, declassifying the Board is in the best interests of our shareholders, and it has unanimously adopted a resolution approving and declaring advisable the amendments to the Existing Bye-laws described below in order to effect such change.

Proposed Amendments

Under the proposed amendments to the Existing Bye-laws in this Proposal 1, Sections 44, 45 and 47.2 of the Existing Bye-laws would be amended to eliminate the classified board structure. If this Proposal 1 is approved by our shareholders, the directors elected at or after the 2018 Annual General Meeting of Shareholders would be elected to one-year terms expiring at the next annual general meeting of shareholders following their election. In such case, each director would hold office for a one year term until the next annual general meeting, or if earlier, the next special general meeting called for the purpose of ending the term of such director and electing a replacement director, in each case, subject to his or her office being vacated sooner in accordance with the Restated Bye-laws (as defined below). Any director appointed to the Board to fill a vacancy following the 2018 Annual General Meeting of Shareholders would hold office for a term expiring at the annual general meeting of shareholders immediately following such appointment. Directors elected before 2018 Annual General Meeting of Shareholders would conclude their terms at that meeting and declassification would be complete thereafter.

Effectiveness

The amendments described in this Proposal 1 will not become effective unless approved by the affirmative vote of at least 66 2⁄3% of the votes attaching to all shares in issue.

If this Proposal 1 is not approved, the Board will remain classified and the directors will continue to be elected to serve three-year terms as set forth in the Existing Bye-laws.

The description of the proposed amendments to the Existing Bye-laws set forth in this Proposal 1 is only a summary and is qualified in its entirety by reference to the full text of such proposed amendments to the Existing Bye-laws, a copy of which is provided in Appendix A to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs, and such revised draft is hereafter referred to as the Restated Bye-laws. The text of Appendix A is incorporated into this discussion by reference. Shareholders are encouraged to read the full text of the Restated Bye-laws in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 1

PROPOSAL 2

AMENDMENTS TO THE EXISTING BYE-LAWS TO MODIFY SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES

Summary of the Shareholder Proposal and Nomination Amendment Proposal

We are asking our shareholders to approve amendments to the Existing Bye-laws that would (i) provide that in order to (a) nominate a person for election to the Board or (b) propose other business to be transacted at an annual general meeting of shareholders, a shareholder (or qualifying group of shareholders) must have held 3% or more of the voting power of our issued shares for at least three years (such a shareholder or group hereinafter referred to as an Eligible Member), and (ii) enable Eligible Members to nominate persons for election to the Board at special general meetings without the Board consent that is required under the Existing Bye-laws. The proposed definition of Eligible Member contains an “aggregation” provision permitting a group of up to 20 shareholders to meet the 3% ownership requirement by aggregating their shares that have been held for at least three years.

Importantly, these amendments would not purport to limit any shareholder’s ability to submit proposals for consideration at shareholder meetings in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Board believes that these amendments in the manner set forth in this proposal will preserve meaningful rights for our shareholders while ensuring that the rights are used in a responsible manner.

Background

The Board believes that it has an open line of communication with our shareholders and is highly engaged and responsive to shareholders. Additionally, the Board believes that our shareholders have several opportunities and vehicles available to them to ensure that the Board is responsive and accountable to shareholders. Shareholders can rely upon our strong corporate governance practices, including those being proposed for approval by shareholders at the Special Meeting, Bermuda laws, SEC regulations, and stock market rules to hold the Board accountable and ensure that director elections are meaningful and that shareholders have an appropriate influence over the operations of our business.

The Board believes that permitting all shareholders—regardless of the size or duration of their holdings—to make proposals or to nominate directors for consideration at our shareholder meetings has the potential to disrupt the Board and management and could be abused by shareholders who hold a small amount of stock, who do not have a meaningful long-term interest in our company, or who want to further special interests. Such provisions could enable a shareholder without a significant interest in our business to submit proposals or nominations representing a personal or special interest agenda without considering the impact on those shareholders who possess significantly greater interests in Myovant.

As a result, the Board determined that allowing only shareholders who are Eligible Members to make such nominations and proposals to is in the best interests of our shareholders, and it has unanimously adopted a resolution approving and declaring advisable the amendments to the Existing Bye-laws described below in order to effect such change. Based on ownership reports filed by our shareholders with the SEC, we believe at least three of our shareholders hold 3% or more of the voting power of our issued shares.

These amendments would not purport to limit shareholders’ ability to submit proposals for consideration at shareholder meetings in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Rule 14a-8 permits qualifying shareholders to submit, for consideration at a shareholders’ meeting (and for inclusion in related proxy materials), proposals that request or require the company or its board of directors to take specified actions if approved by the shareholders. In order to be eligible to submit a proposal under Rule 14a-8, a shareholder must have continuously held at least $2,000 in market value, or 1% of the company’s securities entitled to be voted on the proposal, for at least one year. Rule 14a-8 is not available for director nominations and other specified categories of proposals and includes other substantive and procedural requirements.

Proposed Amendments

The proposed amendments to Sections 24.1 and 24.2 of the Existing Bye-laws, together with the addition of the definition of Eligible Member to Section 1.1 of the Existing Bye-laws, would permit any Eligible Member to submit proposals of business to be transacted or nominations for director to be considered at the annual general meeting of shareholders, as applicable, or nominations for director at a special general meeting of shareholders. As noted above, these amendments would not purport to limit shareholders’ ability to submit proposals for consideration at shareholder meetings in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The proposed definition of Eligible Member in Section 1.1 of the Restated By-laws contains an “aggregation” provision stating that, solely for purposes of satisfying the percentage requirement of the definition, a group of no more than 20 shareholders who each otherwise satisfy the requirements of the definition may aggregate the number of shares that each group member has individually held for at least three years.

A proposed amendment to Section 24.2 of the Existing Bye-laws would also provide that if an Eligible Member submits a director nomination pursuant to a requisition of a special general meeting of shareholders in accordance with the requirements to requisition a special general meeting of shareholders in accordance with Section 21 of the Existing Bye-laws, notice shall be deemed timely for purposes of Section 24.2.

Effectiveness

The amendments described in this Proposal 2 will not become effective unless approved by the affirmative vote of a majority of the votes cast at the Special Meeting.

If this Proposal 2 is approved, the proposed Bye-law amendments will be effective immediately following the Special Meeting and the new shareholder nomination procedures will be available for use at the 2018 Annual General Meeting of Shareholders or at the next special general meeting of shareholders, whichever is sooner. If this Proposal 2 is not approved, Sections 1.1, 24.1 and 24.2 of the Existing Bye-laws will not be amended.

The description of the proposed amendments to the Existing Bye-laws set forth in this Proposal 2 is only a summary and is qualified in its entirety by reference to the full text of the Restated Bye-laws, a copy of which is provided in Appendix A to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs. The text of Appendix A is incorporated into this discussion by reference. Shareholders are encouraged to read the full text of the Restated Bye-laws in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2

PROPOSAL 3

AMENDMENTS TO THE EXISTING BYE-LAWS TO ELIMINATE ALL SUPERMAJORITY VOTING

REQUIREMENTS

Summary of the Supermajority Amendments Proposal

We are asking our shareholders to approve amendments to the Existing Bye-laws that would replace all provisions requiring the affirmative votes of at least 66 2⁄3% of the directors and of shareholders holding at least 66 2⁄3% of the votes attaching to all shares in issue in order to alter or rescind certain sections of the Existing Bye-laws with a simple majority of those present and voting standard. In particular, these amendments would allow future amendments to the Restated Bye-laws, as well as our Memorandum of Association, or the Memorandum, with approval of a majority of the directors and a majority of the votes cast by shareholders at a general meeting of our shareholders.

Background

Our current supermajority voting provisions have been in place since we became a public company in 2016. Section 83 of the Existing Bye-laws requires approval of not less than 66 2⁄3% of the directors then in office and of not less than 66 2⁄3% of the votes attaching to all shares in issue to amend Sections 43 (Election of Directors), 44 (Classes of Directors), 45 (Term of Office of Directors), 47 (Removal of Directors), 81 (Business Combinations) and 83 (Changes to Bye-laws) of the Existing Bye-laws, and Section 84 (Changes to the Memorandum of Association) of the Existing Bye-laws requires approval of not less than 66 2⁄3% of the votes attaching to all shares in issue to make any alterations or amendments to the Memorandum.

Our Board is committed to adopting governance practices that the Board believes are the most beneficial to our company and shareholders. At the time of our initial public offering in 2016, the Board believed that inclusion of the above-described supermajority voting requirements was an important element of our governance structure, serving to facilitate corporate governance stability by requiring broad shareholder consensus to make certain fundamental changes, and was in the best interests of our company and shareholders.

However, while such protection can be beneficial to shareholders, as corporate governance standards have evolved, many institutional shareholders now view this provision as limiting the Board’s accountability to shareholders, impeding shareholders’ ability to approve ballot items that are in their interests and limiting the ability of shareholders to effectively participate in corporate governance.

After carefully considering the advantages and disadvantages of adopting majority voting standards, the Board has come to the view that our shareholders would benefit from a reduction of the current 66 2⁄3% supermajority voting thresholds, as they represent an impediment to the effectuation of certain changes to the Existing Bye-laws and the Memorandum. If such a reduction is approved, it will give shareholders greater influence over our corporate governance and further align our policies with corporate governance best practices.

For this reason, the Board determined that reducing the current supermajority voting thresholds from 66 2⁄3% to a simple majority of those present and voting threshold is in the best interests of our shareholders, and it has unanimously adopted a resolution approving and declaring advisable the amendments described in this Proposal 3.

Proposed Amendments

If Proposal 3 is approved, Sections 83 and 84 of the Existing Bye-laws would be amended so that amendments to any section of the Restated Bye-laws or any alterations or amendments to the Memorandum could be effected with approval of a simple majority of the Board and votes cast by a simple majority of shareholders at a general meeting of shareholders.

Effectiveness

The amendments described in this Proposal 3 that would eliminate the need for a supermajority to amend certain sections of the Existing Bye-laws will not become effective unless approved by the affirmative vote of at least 66 2⁄3% of the votes cast at the Special Meeting. The amendments described in this Proposal 3 to eliminate the need for a supermajority to make any alterations or amendments to the Memorandum will not become effective unless approved by the affirmative vote of at least a majority of the votes attaching to all shares in issue.

If this Proposal 3 is adopted, the proposed Bye-law amendments will be effective immediately following the Special Meeting and the new voting procedures will be available for use immediately. If this Proposal 3 is not approved, Sections 83 and 84 of the Existing Bye-laws will not be amended.

The description of the proposed amendments to the Existing Bye-laws set forth in this Proposal 3 is only a summary and is qualified in its entirety by reference to the full text of the Restated Bye-laws, a copy of which is provided in Appendix A to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs. The text of Appendix A is incorporated into this discussion by reference. Shareholders are encouraged to read the full text of the Restated Bye-laws in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 3

PROPOSAL 4

AMENDMENT TO THE EXISTING BYE-LAWS TO MODIFY CERTAIN DIRECTOR REMOVAL AND

VACANCY REQUIREMENTS

Summary of Director Removal and Vacancy Proposal

We are asking our shareholders to approve amendments to the Existing Bye-laws intended to (i) clarify that the right of shareholders to remove directors for cause is in addition to their right to requisition the Board to convene a special general meeting of shareholders for purposes of ending the term of then-current directors and electing replacement directors, (ii) provide that a director’s office shall immediately be vacated if such director is not re-elected at an annual general meeting of shareholders or at a special general meeting of shareholders called for the purpose of electing a replacement and (iii) permit a director’s resignation to become effective on a date after he or she submits notice to Myovant, so long as such future date is agreed by the Board.

Background

The Board believes that as a matter of good governance and to support shareholder democracy, it is important that the Restated Bye-laws make clear that shareholders have both the right to remove directors for cause as set forth in Section 47 and the right to remove directors without cause by requisitioning the Board to convene a special general meeting of shareholders for purposes of ending the term of the then-current directors and electing a new slate of directors in accordance with Sections 21, 24.2 and 45 of the Restated Bye-laws.

Additionally, the Board believes that Section 48 of the Existing Bye-laws should be amended to provide that (i) a director’s office is vacated immediately if he or she is removed, becomes bankrupt, becomes of unsound mind, dies or is not re-elected at a general meeting of shareholders and (ii) the Board has flexibility to agree to delay the effectiveness of a resignation following notice by a director. These revisions will ensure that (i) directors do not remain in office and potentially disrupt the Board’s process after the occurrence of one of the enumerated events and (ii) the Board can manage the transition process if a director delivers a resignation notice prior to the date on which the Board and such director agree the director should leave office.

As a result, the Board determined that such amendments are in the best interests of Myovant and its shareholders, and it has unanimously adopted a resolution approving and declaring advisable the amendments described in this Proposal 4.

Proposed Amendments

Section 47 of the Existing Bye-laws would be amended to clarify that the right of shareholders to remove directors for cause is in addition to their rights to requisition the Board to convene a special general meeting of shareholders for purposes of ending the term of then-current directors and electing replacement directors in accordance with Sections 21, 24.2 and 45 of the Restated Bye-laws. Section 48 of the Existing Bye-laws would be amended to provide that (i) a director’s office shall immediately be vacated if such director is not re-elected at an annual general meeting of shareholders or at a special general meeting of shareholders called for the purpose of electing a new slate of directors and (ii) a director’s resignation may be effective on a date after such director submits notice to Myovant, so long as such future date is agreed by the Board.

Effectiveness

The amendments described in this Proposal 4 will not become effective unless approved by the affirmative vote of at least 66 2⁄3% of the votes attaching to all Myovant shares in issue.

If this Proposal 4 is adopted, the proposed Bye-law amendments will be effective immediately following the Special Meeting. If this Proposal 4 is not approved, Section 47 of the Existing Bye-laws will not be amended.

The description of the proposed amendments to the Existing Bye-laws set forth in this Proposal 4 is only a summary and is qualified in its entirety by reference to the full text of the Restated Bye-laws, a copy of which is provided in Appendix A to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs. The text of Appendix A is incorporated into this discussion by reference. Shareholders are encouraged to read the full text of the Restated Bye-laws in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 4

PROPOSAL 5

SUMMARY OF PROPOSAL TO REVISE CERTAIN BYE-LAWS PROVISIONS

Section 83 of the Existing Bye-laws requires a resolution of the Board and shareholders to rescind, alter or amend any section of the Existing Bye-laws, including for immaterial revisions. As a result, we are asking our shareholders to approve amending the Existing Bye-laws to make the following immaterial administrative changes to the Existing Bye-laws that our Board believes will not materially change the rights of our shareholders:

•	Section 1.1: Reorder defined terms to appear in alphabetical order; Add reference to “company” in the definition of “Auditor” to acknowledge that the auditor could be a company, in addition to an individual or partnership;

•	Section 17.4: Change references to “dividend cheques and warrants” to “dividend cheques and drafts” to be consistent with similar references in the Existing Bye-laws.

•	Section 20: Add commas to clarify the various individuals or groups of individuals that may convene a special general meeting;

•	Section 21: Add “Special” to the title of this Bye-law to clarify that this section pertains to the requisition of special general meetings; Eliminate redundancy in identifying Members that may requisition a special general meeting;

•	Section 41.7(b): Add “for cause” and “pursuant to Bye-law 47” to clarify that a director can only be removed for cause pursuant to Section 47 of the Existing Bye-laws.

•	Section 47: Add “for Cause” to the title of this Bye-law to clarify that this section pertains only to removing a Director for cause.

•	Section 81.1(b)(ii)(a): Add “or merger” to the parenthetical to conform with the provisions of the Companies Act 1981, as amended.

•	Section 81.1(c)(iii)(c): Delete an extraneous “the.”

•	Section 86: Add a parenthetical to clarify that the vote required for an amalgamation or merger pursuant to Section 86 of the Existing Bye-laws is limited by the restrictions for business combinations set forth in Section 81 of the Existing Bye-laws.

•	Capitalize references to “Director” and “Board of Directors” as applicable to refer to the defined terms.

The Board has unanimously adopted a resolution approving and declaring advisable the amendments to the Existing Bye-laws described above.

Effectiveness

The amendments described in this Proposal 5 will not become effective unless approved by the affirmative vote of a majority of the votes cast at the Special Meeting.

If this Proposal 5 is approved, the proposed Bye-law amendments described above will be effective immediately following the Special Meeting. If this Proposal 5 is not approved, the Existing Bye-laws will not be amended to reflect such proposed revisions.

This description of the proposed amendments to the Existing Bye-laws set forth in this Proposal 5 is only a summary and is qualified in its entirety by reference to the full text of the Restated Bye-laws, a copy of which is provided in Appendix A to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs. The text of Appendix A is incorporated into this discussion by reference. Shareholders are encouraged to read the full text of the Restated Bye-laws in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 5

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common shares as of December 31, 2017 by: (1) all those known by us to be beneficial owners of more than 5% of our common shares; (2) each of our named executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group. Except as set forth below, the principal business address of each such person or entity is c/o Myovant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Shareholders:
Roivant Sciences Ltd.(2)	37,231,342	61.0%
Takeda Pharmaceuticals International AG(3)	7,420,625	12.2
BB Biotech AG(4)	3,192,835	5.2
Named Executive Officers and Directors:
Lynn Seely, M.D.	1,692,333	2.8
Frank Karbe(5)	70,515	*
Juan Camilo Arjona Ferreira	—	—
Matthew Lang	—	—
Mark Altmeyer(5)	14,103	*
Terrie Curran(5)	14,103	*
Wayne DeVeydt(5)	17,629	*
Keith Manchester, M.D.	—	—
Vivek Ramaswamy	—	—
Kathleen Sebelius(5)	14,103	*
All current directors and executive officers as a group (11 persons)(6)	1,827,194	3.0%

*	Represents beneficial ownership of less than 1%.
(1)	This table is based upon information supplied by officers, directors and principal shareholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,989,395 shares outstanding on December 31, 2017, adjusted as required by rules promulgated by the SEC.
(2)	As reported in Schedules 13G filed with the SEC on February 10, 2017 and February 13, 2017, Roivant Sciences Ltd. (“RSL”) directly owns and has voting and dispositive power over 37,231,342 common shares. Dispositive decisions of RSL require approval by a majority of the directors of RSL, including (a) at least two independent directors (as defined in RSL’s internal governance documents) or (b) if there is only one independent director, that sole independent director. Patrick Machado and Andrew Lo are each currently serving as independent directors of RSL and therefore may each be deemed to share dispositive power over, and to be an indirect beneficial owner of, the common shares directly beneficially owned by RSL. Vivek Ramaswamy, a member of the Board, is also a director of RSL but does not have voting or dispositive power over the shares held of record by RSL. In addition, RSL’s internal governance documents provide that four principal shareholders of RSL, Dexxon, Viking, QVT and SVF (each as defined below), voting unanimously, have the right to override certain decisions of the board of directors of RSL, including with respect to dispositions of our common shares. Accordingly, Dexxon Holdings Limited (“Dexxon”), Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, Rose S. Shabet and David C. Ott (collectively, “Viking”) and QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC, QVT Fund V LP (collectively, “QVT”) and SVF Investments (UK) Limited, SVF Holdings (UK) LLP, SoftBank Vision Fund L.P. and SVF GP (Jersey) Limited (collectively, “SVF”) may each be deemed to have shared dispositive power, and therefore, beneficial ownership, over the common shares owned directly by RSL. The principal business address of RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.
(3)	As reported by Takeda Pharmaceuticals International AG, or Takeda, on a Form 4 filed with the SEC on April 19, 2017, which states that Takeda has beneficial ownership of 7,420,625 common shares. The principal business office of Takeda is c/o Takeda Pharmaceuticals International AG, Thurgauerstrasse 130, 8152 Glattpark-Opfikon, Zurich, Switzerland.
(4)	As reported by BB Biotech AG, or BB Biotech, and Biotech Target N.V., or Biotech Target, a wholly owned subsidiary of BB Biotech, on a Schedule 13G filed with the SEC on February 14, 2017, which states that BB Biotech and Biotech Target have shared voting and dispositive power with respect to 3,192,835 common shares. The principal business office of BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The principal business office of Biotech Target is Snipweg 26, Curacao.
(5)	Represents common shares issuable pursuant to an option exercisable within 60 days of December 31, 2017.
(6)	Consists of 1,692,333 common shares and 134,861 common shares issuable pursuant to options exercisable within 60 days of December 31, 2017.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Special Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

For this Special Meeting, a number of brokers with account holders who are Myovant shareholders will be “householding” our proxy materials. A single set of Special Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or Myovant. Direct your written request to Myovant Sciences, Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Lynn Seely, M.D. Principal Executive Officer

January 22, 2018

APPENDIX A

~~SECOND~~THIRD AMENDED AND RESTATED BYE-LAWS OF

MYOVANT SCIENCES LTD.

TABLE OF CONTENTS

Interpretation

1. Definitions	1

Shares

2. Power to Issue Shares	6
3. Power of the Company to Purchase its Shares	7
4. Rights Attaching to Shares	7
5. Calls on Shares	10
6. Forfeiture of Shares	11
7. Share Certificates	12
8. Fractional Shares	13

Registration of Shares

9. Register of Members	13
10. Registered Holder Absolute Owner	14
11. Transfer of Registered Shares	14
12. Transmission of Registered Shares	16

Alteration of Share Capital

13. Power to Alter Capital	17
14. Variation of Rights Attaching to Shares	18

Dividends and Capitalisation

15. Dividends	18
16. Power to Set Aside Profits	19
17. Method of Payment	19
18. Capitalisation	20

Meetings of Members

19. Annual General Meetings	21
20. Special General Meetings	21
21. Requisitioned General Meetings	21
22. Notice	21
23. Giving Notice and Access	22
24. Notice of Nominations and Member Business	24

25. Postponement or Cancellation of General Meeting	29
26. Electronic Participation and Security at General Meetings	30
27. Quorum at General Meetings	30
28. Chairman to Preside at General Meetings	31
29. Voting on Resolutions	31
30. Power to Demand Vote on Poll	32
31. Voting by Joint Holders of Shares	33
32. Votes of Members - General	33
33. Adjustment of Voting Power	34
34. Other Adjustments of Voting Power	35
35. Notice	36
36. Board Determination Binding	36
37. Requirement to Provide Information and Notice	36
38. Instrument of Proxy	38
39. Representation of Corporate Member	38
40. Adjournment of General Meeting	39
41. Written Resolutions	40
42. Directors Attendance at General Meetings	41

Directors and Officers

43. Election of Directors	41
44. Classes of Directors	42
45. Term of Office of Directors	42
46. Alternate Directors	42
47. Removal of Directors for Cause	44
48. Vacancy in the Office of Director	44
49. Remuneration of Directors	45
50. Defect in Appointment	45
51. Directors to Manage Business	46
52. Powers of the Board of Directors	46
53. Register of Directors and Officers	47
54. Appointment of Officers	47
55. Appointment of Secretary	48
56. Duties of Officers	48
57. Remuneration of Officers	48
58. Conflicts of Interest	48

59. Indemnification and Exculpation of Directors and Officers	49

Meetings of the Board of Directors

60. Board Meetings	51
61. Notice of Board Meetings	51
62. Electronic Participation in Meetings	51
63. Quorum at Board Meetings	51
64. Board to Continue in Event of Vacancy	52
65. Chairman to Preside	52
66. Written Resolutions	52
67. Validity of Prior Acts of the Board	52

Corporate Records

68. Minutes	53
69. Place Where Corporate Records Kept	53
70. Form and Use of Seal	53

Accounts

71. Books of Account	53
72. Financial Year End	54

Audits

73. Annual Audit	54
74. Appointment of Auditor	54
75. Remuneration of Auditor	55
76. Duties of Auditor	55
77. Access to Records	55
78. Financial Statements	55
79. Distribution of Auditor’s Report	55
80. Vacancy in the Office of Auditor	56

Business Combinations

81. Business Combinations	56

Voluntary Winding-Up and Dissolution
82. Winding-Up	63

Changes to Constitution

83. Changes to Bye-laws	64
84. Changes to the Memorandum of Association	64
85. Discontinuance	64
86. Amalgamation or Merger	64

Myovant Sciences Ltd.	Page 1

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

9.5% U.S. Member	a U.S. Person whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all issued shares of the Company or who would otherwise be treated as a “United States Shareholder” as defined by section 951(b) of the Code if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were nine and one-half percent (9.5%), other than a 9.5% Excluded U.S. Member;

9.5% Excluded U.S. Member	(i) a person who would, as of the time these Bye-laws become effective, be a 9.5% U.S. Member pursuant to the definition of 9.5% U.S. Member and (ii) a person that is not a U.S. Person, but who would, as of the time these Bye-laws become effective, be a 9.5% U.S. Member pursuant to the definition of 9.5% U.S. Member if such person was a U.S. Person; provided, however, that when determining if a person would be a 9.5% U.S. Member for purposes of this definition, the exclusion from the definition of a 9.5% U.S. Member for 9.5% Excluded U.S. Members shall be disregarded;

Myovant Sciences Ltd.	Page 2

Act	the Companies Act 1981 as amended from time to time;

Alternate Director	an alternate ~~d~~Director appointed in accordance with these Bye-laws;

Attribution Percentage	with respect to a Member, the percentage of the Member’s shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Member;

Auditor	includes an individual, company or partnership;

Board	the ~~b~~Board of ~~d~~Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the ~~d~~Directors present at a meeting of ~~d~~Directors at which there is a quorum;

Code	the United States Internal Revenue Code of 1986, as amended;

Company	the company for which these Bye-laws are approved and confirmed;

Controlled Shares	all shares of the Company directly, indirectly or constructively owned by a person as determined pursuant to sections 957 and 958 of the Code and the Treasury Regulations promulgated thereunder;

Director	a director of the Company and shall include an Alternate Director;

Eligible Member	(i) a Member whose Controlled Shares constitute three percent (3%) or more of the voting power of

Myovant Sciences Ltd.	Page 3

all issued shares of the Company that are eligible to vote at a general meeting and who has held such shares for at least three (3) years or (ii) a group of not more than twenty (20) Members whose Controlled Shares that, in each case, have been held for at least three (3) years constitute, in aggregate, three percent (3%) or more of the voting power of all issued shares of the Company that are eligible to vote at a general meeting;

indirect	when referring to a holder or owner of shares, ownership of shares within the meaning of section 958(a)(2) of the Code;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

~~9.5% U.S. Member~~	~~a U.S. Person whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all issued shares of the Company or who would otherwise be treated as a “United States Shareholder” as defined by section 951(b) of the Code if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b)~~

Myovant Sciences Ltd.	Page 4

~~of the Code were nine and one-half percent (9.5%), other than a 9.5% Excluded U.S. Member;~~

~~9.5% Excluded U.S. Member~~	~~(i) a person who would, as of the time these Bye-lawsbecome effective, be a 9.5% U.S. Member pursuant to the definition of 9.5% U.S. Member and (ii) a person that is not a U.S. Person, but who would, as of the time these Bye-laws become effective, be a 9.5% U.S. Member pursuant to the definition of 9.5% U.S. Member if such person was a U.S. Person; provided, however, that when determining if a person would be a 9.5% U.S. Member for purposes of this definition, the exclusion from the definition of a 9.5% U.S. Member for 9.5% Excluded U.S. Members shall be disregarded;~~

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of ~~d~~Directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

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Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Tentative 9.5% U.S. Member	a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to Bye-law 33, would be a 9.5% U.S. Member (other than a 9.5% Excluded U.S. Member);

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

U.S. Person	a “United States person” as defined in Section 957(c) of the Code.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

Myovant Sciences Ltd.	Page 6

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act;

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2	Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3

Notwithstanding the foregoing or any other provision of these Bye-laws, the Company may not issue any shares in a manner that the Board determines in its sole discretion may result in a non de minimis adverse tax, legal or regulatory consequence to the

Myovant Sciences Ltd.	Page 7

Company, any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

3.3	Notwithstanding the foregoing or any other provision of these Bye-laws, any such purchase or acquisition may not be made if the Board determines in its sole discretion that the purchase or acquisition may result in a non de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the authorised share capital of the Company is divided into five hundred and sixty four million one hundred and eleven thousand two hundred and forty two (564,111,242) common shares of par value US$0.000017727 each (the “Common Shares”), the holders of which shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2	The Board is authorised to provide for the creation and issuance of preference shares (the “Preference Shares”) in one or more series, and to establish from time to time the

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number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares with prior ranking shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)	whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

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(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)	the rights of holders of that series to elect or appoint ~~d~~Directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.3	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.4

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other

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provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2

Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to forfeiture, payment of interest, costs and expenses, forfeiture or

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otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.

6.	Forfeiture of Shares

6.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Myovant Sciences Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 20[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [    ], 20[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 20[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [    ], 20[    ]

[Signature of Secretary] By Order of the Board

6.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon

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become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1	Every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4	Notwithstanding any provisions of these Bye-laws:

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(a)	the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed

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for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered Shares

11.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Myovant Sciences Ltd. (the “Company”)

FOR VALUE RECEIVED                     [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [    ] day of [    ], 20[    ]

Signed by:	In the presence of:
Transferor	Witness
Transferee	Witness

11.2	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation) on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

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11.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

11.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.7	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

11.8	Notwithstanding the foregoing, the Board may decline to approve or register or permit the registration of any transfer of shares if it appears to the Board that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company or any direct or indirect holder of shares or its Affiliates would result from such Transfer.

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12.	Transmission of Registered Shares

12.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Myovant Sciences Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [    ], 20[    ]

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Signed by:	In the presence of:
Transferor	Witness
Transferee	Witness

12.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

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14.	Variation of Rights Attaching to Shares

14.1	If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

14.2	Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 33 and 34 (inclusive), determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its affiliates may result from such variation.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

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15.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.	Method of Payment

17.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or draft sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or draft shall be a good discharge to the Company. Every such cheque or draft shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

17.2	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

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17.3	Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for 6 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

17.4	The Company shall be entitled to cease sending dividend cheques and ~~warrants~~drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 17.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or ~~warrant~~draft.

18.	Capitalisation

18.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

18.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

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MEETINGS OF MEMBERS

19.	Annual General Meetings

Notwithstanding the provisions of the Act entitling the Members of the Company to elect to dispense with the holding of an annual general meeting, an annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the Principal Executive Officer or the chairman (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

20.	Special General Meetings

The Principal Executive Officer ~~or~~, the chairman (if any) ~~or~~, any two Directors ~~or~~, any Director and the Secretary, or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.	Requisitioned Special General Meetings

The Board shall, on the requisition of Members holding not less than one-tenth of the paid-up share capital of the Company carrying the right to vote at general meetings as at the date of the deposit of the requisition ~~not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings~~, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.	Notice

22.1	At least 14 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2	At least 10 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

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22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice and Access

23.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be

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deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met; or

(f)	in accordance with Bye-law 23.4.

23.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3	In proving service under paragraphs 23.1 (b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

23.4	Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

23.5	In the case of information or documents delivered in accordance with Bye-law 23.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

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24.	Notice of Nominations and Member Business

24.1	Annual General Meetings

(a)	Nominations of persons for election to the Board or the proposal of other business to be transacted by the Members may be made at an annual general meeting only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) subject to any applicable law~~, by~~ (including as provided for in Bye-law 24.1(e), in the case of proposals of any business other than in respect of Director nominations), by any Eligible Member~~s~~ of record at the time of giving of notice as provided for in this Bye-law 24.1 ~~and~~ who compl~~y~~ies with the notice procedures set forth in this Bye-law 24.1;

(b)

For Director nominations or other business to be properly brought before an annual general meeting by ~~a~~an Eligible Member pursuant to clause (C) of Bye-law 24.1(a), the Eligible Member must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, ~~a~~an Eligible Member’s notice shall be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting; provided, that in the event that the date of the annual general meeting is called for a date that is not less than 30 days before or after such anniversary then to be timely such notice must be received at the registered office of the Company not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of ~~a~~an Eligible Member’s notice as described above. For purposes of Bye-laws

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24.1(b) and 24.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, PR Newswire, Businesswire, Bloomberg or any comparable news service in the United States or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934;

(c)	A Member’s notice to the Secretary shall set forth (A) as to each person whom the Member proposes to nominate for election or reelection as a ~~d~~Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of ~~d~~Directors, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a ~~d~~Director if elected), (B) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(i)	the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner;

(ii)	the class or series and number of shares of the Company which are held of record or are beneficially owned by such Member and by any such beneficial owner;

(iii)	a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their

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respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(iv)	a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities (a “Derivative Instrument”);

(v)	to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such Member or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Member or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such subsidiary;

(vi)	a representation that the Member is a holder of record of shares of the Company entitled to vote at such general meeting and intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and

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(vii)	a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination;

(d)	If requested by the Company, the information required under clauses (ii), (iii), (iv) and (v) of Bye-law 24.1(c) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for notice of the general meeting to disclose such information as of such record date;

(e)	Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 24.1 other than a Director nomination shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 ~~and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the general meeting~~.

24.2	Special General Meetings

(a)	Only such business shall be conducted at a special general meeting as shall have been brought before the general meeting in accordance with the Company’s notice of meeting pursuant to Bye-laws 22 and 23.

(b)

Nominations of persons for election to the Board at a special general meeting may be made (i) by or at the direction of the Board or (ii) ~~provided that the Board has determined that Members may nominate persons for election to the Board at such general meeting, by any Member of the Company who is a~~subject to any applicable law, by any Eligible Member of record at the time of giving of notice ~~provided for in this Bye-law 24.2(b), who shall be entitled to vote at the general~~

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~~meeting and~~ who complies with the notice procedures set forth in this Bye-law 24.

(c)	For nominations to be properly brought before a special general meeting by a Member pursuant to Bye-law 24.2(b)(ii), the Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice ~~shall~~ and nominations of persons for election to the Board, shall specify whether those persons nominated are nominated as replacement Directors of existing Directors and, if so, which Directors they are proposed to replace and (i) be set out in such Member’s requisition of a special general meeting made under Bye-law 21 or (ii) be delivered to or mailed and received at the registered office of the Company not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

(d)	A Member’s notice to the Secretary, including any notice of requisition pursuant to Bye-law 21, shall comply with the notice requirements of Bye-law 24.1(c) and (d).

24.3	General

(a)	At the request of the Board, any person nominated by the Board for election as a ~~d~~Director shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 24.1(c).

(b)	No person shall be eligible to be nominated by a Member to serve as a ~~d~~Director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 24.

(c)

The chairman of the general meeting shall, if the facts warrant, determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws or that business was not properly brought before the general meeting, and if he should so determine and

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declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.

(d)	Notwithstanding the foregoing provisions of this Bye-law 24, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual or special general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 24.3, to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting.

24.4	Without limiting the foregoing provisions of this Bye-law 24, a Member shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bye-law 24; provided, that any references in these Bye-laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law, and compliance with Bye-law 24.1 or 24.2 shall be the exclusive means for a Member to make nominations or submit other business (other than as provided in Bye-law 24.1(e)).

25.	Postponement or Cancellation of General Meeting

The Secretary may, and on instruction from the chairman (if any) or the Principal Executive Officer shall, postpone or cancel any general meeting called in accordance with these Bye-laws

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(other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings

26.1	Members may participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.2	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings

27.1	At any general meeting two or more persons present at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.

27.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time

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for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman, if there be one, and if not the Principal Executive Officer, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

29.4	In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

29.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

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29.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 33 and 34) and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communications facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any

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previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

30.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose. The result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Votes of Members – General

Subject to the provisions of Bye-laws 33 and 34 below, and subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Member shall have

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one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members’ shares as determined pursuant to Bye-laws 33 and 34.

33.	Adjustment of Voting Power

33.1	Notwithstanding any other provision of these Bye-laws, the voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Member. The Board shall implement the foregoing in the manner provided herein, provided however, that the foregoing provision and the remainder of this Bye-law 33 shall not apply in the event that one Member, other than a person described in clause (ii) of the definition of 9.5% Excluded U.S. Member, owns greater than seventy-five percent (75%) of the voting power of the issued shares of the Company determined without applying the voting power adjustments or eliminations under Bye-laws 33 and 34.

33.2	The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-law 37, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Member.

33.3

In the event that a Tentative 9.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Member will constitute less than nine and one-half percent (9.5%) of the voting power of all issued and outstanding shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided

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that, in the event of a tie, the reduction shall apply pro rata to such Members based on the voting power of the shares held by each such Member. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, however, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% U.S. Member. Such increase shall be apportioned to all such Members in proportion to their voting power at that time, provided, that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Member. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Member. The Board may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate (1) to avoid the existence of any 9.5% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates; provided, however, that the Board will use reasonable efforts to afford equal treatment to similarly situated Members to the extent possible under the circumstances. For the avoidance of doubt, in applying the provisions of Bye-laws 33 and 34, a share may carry a fraction of a vote.

34.	Other Adjustments of Voting Power

In addition to the provisions of Bye-law 33, any shares shall not carry any right to vote to the extent that the Board determines, based on the advice of counsel, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Member; and provided, further, that the Board will use reasonable efforts to afford equal treatment to similarly situated Members to the extent possible under the circumstances.

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35.	Notice

Prior to the meeting at which Members shall vote on any matter (or prior to any vote in the case of notification to Members specified in item (3) of this Bye-law 35), the Board may, in its sole discretion, (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 33 and 34, (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 33 and 34, and (3) notify in writing or orally each Member of the voting power conferred by its shares determined in accordance with Bye-laws 33 and 34. For the avoidance of doubt, any failure by the Board to take any of the actions described in this Bye-law 35 shall not invalidate any votes cast or the proceedings at the meeting.

36.	Board Determination Binding

Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-laws 33 and 34 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

37.	Requirement to Provide Information and Notice

37.1	The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its sole discretion that such holder’s shares shall carry no voting rights in which case such holder shall not exercise any voting rights in respect of such shares until otherwise determined by the Board.

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37.2	Any direct or indirect holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the direct or indirect holder of Controlled Shares of nine and one-half percent (9.5%) or more of the voting power of all issued shares of the Company (without giving effect to voting power adjustments or eliminations under Bye-law 33.

37.3	Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 37.1 or from such Member’s failure to give notice under Bye-law 37.2.

37.4	Any information provided by any Member to the Company pursuant to this Bye-law 37 or for purposes of making the analysis required by Bye-laws 33 and 34, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such Bye-law (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives without the consent of the Member, except (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-law or (iii) as otherwise required by applicable law or regulation or upon consent.

37.5	For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of all Members after application of Bye-law 33. At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

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38.	Instrument of Proxy

38.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time or the chairman of the meeting shall accept:

Proxy

Myovant Sciences Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [    ] day of [    ], 20[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [    ], 20[    ]

Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

38.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

38.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

38.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

39.	Representation of Corporate Member

39.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so

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authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

39.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

40.	Adjournment of General Meeting

40.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

40.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

40.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

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41.	Written Resolutions

41.1	Subject to these Bye-laws anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law.

41.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

41.3	A written resolution is passed when it is signed by, or in the case of a Member that is a corporation on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

41.4	A resolution in writing may be signed by any number of counterparts.

41.5	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be (provided that (i) any such resolution shall be valid only if the signature of the last Member to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates), and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

41.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

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41.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director for cause before the expiration of his term of office pursuant to Bye-law 47.

41.8	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

42.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

43.	Election of Directors

43.1	The Board shall consist of such number of Directors being not less than two (2) Directors and such number in excess as the Board may from time to time determine.

43.2	Only persons who are proposed or nominated in accordance with Bye-law 24 shall be eligible for election as Directors.

43.3	Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

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43.4	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

44.	Classes of Directors

~~The Directors shall be divided into three classes designated Class I, Class II, and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.~~

There is only one class of Directors of the Company.

45.	Term of Office of Directors

~~The Class I~~Each Director~~s~~ shall ~~initially~~ hold office for a one year term~~, the Class II Directors shall initially hold office for a two year term and the Class III Directors shall initially hold office for a three year term. At each succeeding~~ until the next annual general meeting, ~~successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires~~or if earlier, the next special general meeting called for the purpose of ending the term of such Director and replacing that Director, in each case, subject to his office being vacated sooner pursuant to Bye-law 48.

46.	Alternate Directors

46.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

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46.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

46.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

46.4	An Alternate Director’s office shall terminate –

(a)	in the case of an alternate elected by the Members:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)	if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.

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47.	Removal of Directors for Cause

47.1	Subject to any provision to the contrary in these Bye-laws, and in addition to the right of Members pursuant to Bye-laws 21, 24.2 and 45 to requisition the Board to convene a special general meeting for purposes of ending the term of the then-current Directors and replacing them with new Directors, the Members holding a majority of the issued and outstanding shares of the Company may also, at any special general meeting convened and held in accordance with these Bye-laws, by the affirmative vote of all such Members, remove a Director~~, only with~~ for cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

47.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed and a Director so appointed shall hold office ~~in the same class of Directors as the removed Director held~~ until the earliest of (i) the next annual general meeting ~~or until~~, (ii) the date such Director’s term of office is ended pursuant to Bye-law 45 and (iii) the date such Director’s office is otherwise vacated pursuant to Bye-law 48. In the absence of such election or appointment, the Board may fill the vacancy.

47.3	For the purpose of Bye-law 47.1, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

48.	Vacancy in the Office of Director

48.1	The office of Director shall be vacated immediately if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

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(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; ~~or~~

~~(a)~~	(d) resigns his office by notice to the Company~~.~~ (unless such other later date is agreed by the Board); or

(e)	is not re-elected at an annual general meeting, or at a special general meeting called for the purpose of replacing them with a newly elected Director.

48.2	The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

49.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board or a committee thereof and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

50.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

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51.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

52.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or Principal Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise

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any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

53.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

54.	Appointment of Officers

The Board may appoint such officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

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55.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such terms as the Board deems fit.

56.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

57.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

58.	Conflicts of Interest

58.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

58.2	If a Director or an immediate family member of a Director is directly or indirectly interested in a contract or proposed contract or arrangement with the Company such Director shall declare the nature of such interest as required by the Act.

58.3

Following a declaration being made pursuant to this Bye-law, a Director may not vote in respect of a contract or proposed contract or arrangement in which such Director is interested, and may not be counted in the quorum for such meeting, unless the chairman of the relevant Board meeting determines that such Director is not disqualified from voting. For the avoidance of doubt, no Director or immediate family member shall be considered “interested” with respect to any transaction in which all of the Members participate or are offered to participate. The chairman of a Board meeting may require a Director to leave the meeting to enable the Board to discuss and/or vote on a matter in

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which the chairman considers the Director or an immediate family member of the Director to be interested. If a majority in number of the Directors in attendance at a Board meeting considers the chairman of the meeting or an immediate family member of the chairman to be interested in a particular matter, they may require the chairman to leave the meeting to enable the Board to discuss and/or vote on such matter.

58.4	For the purpose of this Bye-law 58, “immediate family member” means, in relation to a Director, his child, step-child, parent, step-parent, spouse, civil partner, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of the Director.

59.	Indemnification and Exculpation of Directors and Officers

59.1

The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any

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matter in respect of any fraud or dishonesty to the extent prohibited by the Act in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

59.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

59.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

59.4	No amendment or repeal of any provision of this Bye-law 59 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendments.

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MEETINGS OF THE BOARD OF DIRECTORS

60.	Board Meetings

The Board may meet for the transaction of business, adjourn, and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

61.	Notice of Board Meetings

The chairman (if any) or the Principal Executive Officer or a majority of the Directors then in office may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose at least 48 hours prior to such Board meeting, unless each Director attends or gives his prior written consent to the meeting being held on such shorter notice.

62.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic, or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

63.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office.

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64.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

65.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending , the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

66.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided, that (i) any such resolution shall be valid only if the signature of the last Director to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

67.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

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CORPORATE RECORDS

68.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

69.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

70.	Form and Use of Seal

70.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

70.2	A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose.

70.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

71.	Books of Account

71.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

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(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

71.2	Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st March in each year.

AUDITS

73.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

74.	Appointment of Auditor

74.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit until a successor is appointed.

74.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

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75.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 82, the remuneration of the Auditor shall be fixed by the Board.

76.	Duties of Auditor

76.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

76.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

77.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting. A resolution in writing made in accordance with Bye-law 41 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.

79.	Distribution of Auditor’s report

The report of the Auditor shall be submitted to the Members in general meeting.

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80.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

BUSINESS COMBINATIONS

81.	Business Combinations

81.1 (a)	Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

(i)	prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii)	upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are ~~d~~Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(b)	The restrictions contained in this Bye-law 81.1 shall not apply if:

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(i)	a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii)	the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)	a merger, amalgamation or consolidation of the Company (except an amalgamation or merger in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);

(b)

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity

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directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

(c)	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

The Company shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

(c)	For the purpose of this Bye-law 81 only, the term:

(i)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)	“associate,” when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)	“Business Combination,” when used in reference to the Company and any Interested Shareholder of the Company, means:

(a)	any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned

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by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(b)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

(c)

any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which

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security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of ~~the~~ any class or series of shares;

(d)	any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv)	“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the

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power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v)

“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall

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include voting shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi)	“person” means any individual, company, partnership, unincorporated association or other entity;

(vii)	“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of ~~d~~Directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

(viii)	“owner,” including the terms “own” and “owned,” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares, directly or indirectly; or

(b)

has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if

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the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

81.2	In respect of any Business Combination to which the restrictions contained in Bye-law 81.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 27 and 29 respectively.

81.3	The Board shall ensure that the bye-laws or constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 81.1, as it relates to the actions of such entities, is achieved.

VOLUNTARY WINDING-UP AND DISSOLUTION

82.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall

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think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

83.	Changes to Bye-laws

~~83.1~~ No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

~~83.2~~	~~Bye-laws 43, 44, 45, 47, 81 and 83 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 2/3% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.~~

84.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members ~~including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue~~.

85.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

86.	Amalgamation or Merger

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall (other than in respect of any amalgamation or merger constituting a Business Combination to which the restrictions in Bye-law 81 shall apply) require the approval of a simple majority of votes cast at

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such meeting and the quorum for such meeting shall be that required in Bye-law 27 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-law 30.

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

MYOVANT SCIENCES LTD.

February 9, 2018

GO GREEN

00033333300000000000 3 020918

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF MYOVANT SCIENCES LTD. February 9, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on February 9, 2018 at 10:00 a.m. Local Time at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom. The Proxy Statement is available at http://investors.myovant.com/proxy-materials Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333300000000000 3 020918 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To approve an amendment to our Bye-laws to declassify the Board of Directors. 2. To approve an amendment to our Bye-laws to modify shareholder proposal and nomination procedures. 3. To approve an amendment to our Bye-laws to eliminate all supermajority voting requirements. 4. To approve an amendment to our Bye-laws to modify certain director removal and vacancy requirements. 5. To approve an amendment to our Bye-laws to revise certain other provisions in our Bye-laws. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each proposal and as the proxyholders deem advisable on such other matters as may properly come before the meeting and any postponements and adjournments thereof. To indicate changes change    your to the the new    address registered address on name(s)    your in the account, address on the please account space check    above may not the .    Please be box submitted at note right and that via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please title as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such ..    .When    If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give .full

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ———————— 0 MYOVANT SCIENCES LTD. Proxy for Special General Meeting of Shareholders to Be Held on February 9, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Matthew Lang and Sheba Raza, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Special General Meeting of Shareholders of Myovant Sciences Ltd., to be held at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom on Friday, February 9, 2018 at 10:00 a.m. local time, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475